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                                                                       EXHIBIT 5


                                  May 10, 1999




Carolina Power & Light Company
411 Fayetteville Street
Raleigh, North Carolina 27601-6111

                       Registration Statement on Form S-4
                Relating to the shares to be issued in connection
              acquisition of North Carolina Natural Gas Corporation

Ladies and Gentlemen:

         We have acted as counsel to Carolina Power & Light Company, a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 9,200,000 shares of its Common Stock (the "Common Stock"). The Common Stock is to be issued in connection with the Company's acquisition of North Carolina Natural Gas Corporation, and the transaction in which the Common Stock will be issued is described in the Registration Statement on Form S-4 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

         2. When (a) the Common Stock has been issued as described in the Registration Statement and (b) the North Carolina Utilities Commission and the South Carolina Public Service Commission have entered orders authorizing the issuance and sale of the Common Stock, then the Common Stock will be legally issued, fully paid and nonassessable.



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Carolina Power & Light Company
May 10, 1999
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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Proxy Statement/Prospectus included therein.

                                        Very truly yours,

                                        /s/

                                        Hunton & Williams